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                                   EXHIBIT 8

                           Form of Custodian Agreement


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                               CUSTODY AGREEMENT

       Agreement made as of this     day of             , between CANADA LIFE OF
AMERICA SERIES FUND, INC., a corporation organized and existing under the laws of the State of Maryland, and duly registered as a management investment company under the Investment Company Act of 1940, having its principal office and place of business at 330 University Ave., Toronto, Canada M5G 1R8 (hereinafter called the "FUND"), and CHASE MANHATTAN BANK, N.A., a New York corporation authorized to do a banking business, having its principal office and place of business at One Chase Manhattan Plaza, New York, N.Y. 10081 (hereinafter called the "Custodian").

                                  WITNESSETH:

that for and in consideration of the mutual promises hereinafter set forth the Fund and the Custodian agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

       1. "Authorized Person" shall be deemed to include the Chairman, the President, and Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other person, whether or not any such person is an Officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund as certified in a Certificate in the form annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

       2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

       3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and which bears or purports to bear the


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signature (including a facsimile signature) of any two Officers of the Fund.

       4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits in DTC. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits therein by the Custodian.

       5. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers acceptances, repurchase and reverse repurchase agreements with respect to the same, to the extent permitted by law and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

       6. "Officers" shall be deemed to include the Chairman, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other person or persons duly authorized by the Board of Directors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the certified fund as in a Certificate in the form annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

       7. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person. The Custodian may electronically record any Oral Instructions given by telephone, and any other telephone discussions regarding the accounts or transactions pursuant to this Agreement.

       8. "Security" shall be deemed to include, without limitation, stock, both common and preferred, Money Market Securities, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

       9. "Series" shall mean the various portfolios of the Fund as described from time to time in the Fund's current and effective prospectus.


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       10.    "Shares" shall mean shares of capital stock of the Fund, each of which is allocated to a particular Series.

       11. "Written Instructions" shall mean written communications actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person. Written Instructions shall include instructions sent by telex, TWX, facsimile transmission, bank wire or other such teleprocess or by any other such method acceptable to the Custodian whereby the receiver of such communications is reasonably able to verify by codes or otherwise (including signature comparison or verification) the authenticity of the sender of such communication. Written Instructions shall also include instructions transmitted electronically through the Custodian's Info Cash or Customer Data Entry System. The Fund agrees to give and to process any Written Instructions in accordance with the terms and conditions for the use of any test arrangements, authentication methods or other security devices used with respect to Written Instructions which the Custodian may require. The Fund shall safeguard any testkeys, identification codes or other security devices made available by the Custodian and agree to be responsible for any loss, liability or damage incurred by the Custodian or the Fund resulting from the Custodian acting in accordance with instructions from any unauthorized person using the proper security device.

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

       1. The Fund hereby constitutes and appoints the Custodian as custodian of all Securities and all cash at any time owned by the Fund during the period of this Agreement other than cash from time to time deposited in a checking account in accordance with Section 17(f) of the Investment Company Act of 1940, as amended.

       2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as thereinafter set forth.

                                  ARTICLE III

                         CUSTODY OF CASH AND SECURITIES

       1. The Fund will deliver or cause to be delivered to the Custodian all Securities and all cash owned by it, including cash received for the issuance of its Shares, at any time during the period of this Agreement other than cash from time to time deposited in a checking account in accordance with
Section 17(f) of the Investment Company Act of 1940, as amended, and shall


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specify with respect to Securities and cash delivered to the Custodian the
Series to which the same are specifically allocated. The Custodian shall segregate, keep and maintain the assets of the Series separate and apart. The Custodian will not be responsible for any Securities and cash not actually received by it. The Custodian will be entitled to reverse any credits made, including, without limitation, credits on the payable data for interest, dividends or redemptions, on the Fund's behalf where such credits have been previously made and moneys are not finally collected within a reasonable period of time, as determined by the Custodian in its sole discretion. The Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund authorizing the Custodian to use the Book-Entry System. The Custodian is hereby instructed on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral, regardless of the Series to which the same are specifically allocated.

              Prior to a deposit of Securities in the Depository the Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund authorizing the Custodian to use the Depository. The Custodian is hereby instructed on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities specifically allocated to such Series and eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys specifically allocated to a Series deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and shall be specifically allocated on the Custodian's books to the separate account for such Series.

       2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all moneys received by it for the account of the Fund with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Custodian only:

              (a) In payment for Securities purchased for such Series as provided in Article IV hereof:


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              (b)    In payment of dividends or distributions with respect to
Shares of such Series, as provided in Article V hereof;

              (c) In payment of original issue or other taxes with respect to Shares of such Series, as provided in Article VI hereof;

              (d) In payment for Shares of such Series redeemed by it, as provided in Article VI hereof;

              (e) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made, and the purpose for which payment is to be made; or

              (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series, as provided in
Article VIII hereof.

       3. Promptly after the close of business on each day the Custodian shall furnish each Series of the Fund with confirmations and a summary, of all transfers to or from the account of each Series thereunder during said day. Where Securities are transferred to the account of the Fund hereunder for a Series, the Custodian shall also by book entry or otherwise identify the Securities belonging to such Series which compose a portion of the fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, as may be requested by the Fund, or its independent accountants, the Custodian shall furnish to the Fund and its independent accountants a detailed statement on a per Series basis of the Securities and moneys held for the Fund under the Agreement, and shall afford such independent accountants reasonable opportunity to determine the adequacy and accuracy of all records reflecting such securities and money held for the Fund hereunder.

       4. All Securities held for the Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of the Custodian, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in its name or in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder any which may, from time to time, be registered in the name of the Fund. The Custodian


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shall hold all such Securities which are specifically allocated to a Series not held in the Book-Entry System or in the Depository in a separate bank custody account in the name of such Series physically segregated at all times from those of any other person or persons.

       5. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities and therein deposited, shall with respect to all Securities held for the Fund in accordance with this Agreement:

              (a)    Collect all income due or payable;

              (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable, to the extent that the Custodian is actually aware of such opportunities;

              (c) Exchange Securities for other Securities where the exchange is purely ministerial as, for example, the exchange of Securities in temporary form for Securities in definitive form or the mandatory exchange of certificates;

              (d) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect;

              (e) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder;

              (f) Sell fractional interests resulting from a stock split or a stock dividend and credit the appropriate account(s) with the proceeds thereof, and, in connection with any such sale, take any action the Custodian deems, in good faith, to be appropriate (including, without limitation, appointing a broker to effectuate such sale), in which case the Custodian shall be held harmless for any such action;

              (g) Deliver to the Fund promptly all written information, received by the Bank including, without limitation notices, proxies, (signed in blank, if issued in the name of the Custodian's nominee or a nominee of the Depository or Book-Entry System), consents, authorizations, and disclosure materials to which the Fund would be entitled as the record owner of the Securities held by the Custodian hereunder. In addition, the Custodian shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities and advise the Fund of rights issued, tender offers or any other discretionary rights with respect to Securities, in each case, of which the Custodian


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receives notice from the issuers of the Securities or as to which notice is published in publications routinely utilized by the Custodian for this purpose.

       6. Upon receipt of a Certificate or Written Instruction and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository shall:

              (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

              (b) Delivery any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization or any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

              (c) Deliver any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidating, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

              (d) Make such transfers or exchanges of the assets of the Series specified in such Certificate and take such other steps as shall be stated in such Certificate to be for the purposes of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund.

                                   ARTICLE IV

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

       1. Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money market Securities, a Certificate or Written Instruction, and
(ii) with respect to each purchase of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such purchases:

              (a) the Series to which the purchased Securities are to be specifically allocated,

              (b)    the name of the issuer and the title of the Securities,


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              (c)    the number of shares or the principal amount purchased and accrued interest, if any,

              (d)    the date of purchase and settlement,

              (e)    the purchase price per unit,

              (f)    the total amount payable upon such purchase, and

              (g) the name of the person from whom or the broker through whom the purchase was made.

The Custodian shall upon receipt of Securities purchased by or for the Fund pay out of the monies held for the account of the Series to which such Securities are to be specifically allocated the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions.

       2. Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate or Written Instruction, and (ii) with respect to each sale of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such sales:

              (a) the Series to which such Securities were specifically allocated,

              (b)    the name of the issuer and the title of the Security,

              (c) the number of shares or principal amount sold, and accrued interest, if any,

              (d)    the date of sale,

              (e)    the sale price per unit,

              (f)    the total amount payable to the Fund upon such sale, and

              (g) the name of the broker through whom or the person to whom the sale was made.

The Custodian shall deliver the Securities against payment therefor from the person to whom or the broker, dealer or other agent through whom the sale was made, provided, however, that the Custodian shall be authorized, in accordance with customary securities processing practice, to deliver Securities against a receipt, with the exception of collecting payment from such person, broker, dealer or other agent to whom Securities were


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delivered, before the close of business on the same day. The Custodian shall not make delivery of Securities unless the total amount payable to the Fund upon such sale conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with customary securities processing practices.

       3. Notwithstanding the above, any payment or delivery in respect of Securities may be made, in accordance with the customary or established securities trading or securities processing practices and procedures of the jurisdiction or market in which such transaction occurs, including without limitation, delivery of Securities to a purchase, broker, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery.

       4. All collection and receipt of funds, Securities or other property pursuant to this Agreement and all payment and delivery of funds, securities or other property pursuant to this Agreement shall be made by the Custodian as agent for the Fund and at the risk of the Fund, except as otherwise provided herein, including, without limitation, the risk associated with the securities processing practice of delivering securities against a receipt and the risk that the counterparty in any transaction into which the Fund enters will not transfer funds, Securities or other property hereunder or otherwise perform in accordance with the Funds expectation of such counterparty's obligations thereunder.

       5. The Custodian, in its discretion, may credit or debit the accounts hereunder on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to the accounts on the data cash or Securities are actually received by the Custodian and reconciled to the accounts.

              (i) The Custodian may reverse credits or debits made to the accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Custodian in its discretion, after the contractual settlement date for the related transaction.

              (ii) If any Securities delivered pursuant hereto are returned by the recipient thereof, the Custodian may reverse the credits and debits of the particular transaction at any time.


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                                   ARTICLE V

                         SALE AND REDEMPTION OF SHARES

       1. Whenever the Fund shall sell any Shares of any Series of the Fund, it shall deliver to the Custodian a Certificate duly specifying:

              (a)    the Series,

              (b) the name of the insurance company separate account to which the shares are sold and from which money is to be received, and

              (c) The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of the Fund for such Series.

       2. Upon receipt of such money from the transfer agent, the Custodian shall credit such money to the separate account in the name of the Fund for the Series for which such money wee received.

       3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of the Fund, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

       4. Whenever the Fund shall hereafter redeem the Shares of any Series, it shall furnish to the Custodian a Certificate specifying:

              (a)    the Series of Shares redeemed,

              (b) the name of the insurance company separate account to which money is to be paid, and

              (b)    the amount to be paid for such Shares.

                                   ARTICLE VI

                           OVERDRAFTS OR INDEBTEDNESS

       1. If the Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the moneys held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities to be specifically allocated to such Series as set forth in a Certificate or Oral Instructions issued pursuant to Article IV, or which results in an overdraft in the separate account of such Series for some other reason, or if the Fund is for any other reason indebted to


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the Custodian with respect to a Series (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article
VII), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over the Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. Any such overdraft or indebtedness shall be reduced by an amount equal to the total of all amounts due the Fund with respect to such Series which have not been collected by the Custodian on behalf of the Fund when due because of the negligent failure of the Custodian to make timely demand or presentation for payment. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Fund may have an interest which is then in the custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorized the Custodian, in its sole discretion, at any time, and upon reasonable notice to the Fund, to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books.

                                  ARTICLE VIII

                            CONCERNING THE CUSTODIAN

       1. The Custodian shall exercise the standard of care of a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody. Except as hereinafter provided, neither the Custodian nor its nominees nor its agents (which the Custodian is hereby authorized to retain to perform certain of its functions hereunder and which may include subsidiaries or affiliates of the Custodian) shall be liable for any lose or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall by fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The custodian shall be liable to the Fund for any loss of damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence or willful misconduct on the part of the Custodian or any of its employees. In the event that the Custodian should determine that there has been any lose or damage involving Securities of the Fund deposited with any Depository, the Custodian shall take such action with respect to its rights and remedies, if any, against such Depository as the Custodian shall reasonably deem appropriate. The Custodian shall credit to the Fund's account hereunder the amount, if any, as determined by the Custodian, of the payments, if any, recovered by the Custodian from, or for the account of, any Depository as reimbursement for the lose of, or damage to, any Securities deposited by the Custodian hereunder with said Depository. With respect to any lose or damage which the Custodian may be liable hereunder, the Custodian shall be liable to the Fund only to the extent of the Fund's general damages, determined based on the market value of the property which is the subject of the lose at the date of discovery of the loss. General damages shall mean only those damages as directly and necessarily result from the Custodian's negligence or willful misconduct without reference to any special conditions or circumstances of the Fund's Series or of any transaction.

       2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

              (a) The validity of the issue of any Securities purchased by or for the Fund, the legality of the purchase thereof, of the property of the amount paid therefor;

              (b) The legality of the sale of any Securities by or for the Fund, or the propriety of the amount for which the same are sold;

              (c) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

              (d) The legality of the redemption of any Shares, of the propriety of the amount to be paid therefor;

              (e) The legality of the declaration or payment of any dividend by the Fund;

              (f) The legality of any borrowing by the Fund using Securities as collateral;

       3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Securities belonging to


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the Fund which compose a portion of the fungible bulk of Securities registered in the name of the Custodian (or its nominee) or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees, as shown on the Custodian's account on the books of the Book-Entry system or the Depository.

       4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the transfer agent of the Fund nor to take any action to effect payment or distribution by the transfer agent of the Fund of any amount paid by the Custodian to the transfer agent of the Fund in accordance with this Agreement.

       5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (1) it shall be directed to take such action by a Certificate, (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action, and (iii) it shall agree to take such action.

       6. The Custodian Shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund and allocated to such Series under the provisions of its Articles of Incorporation and its then current prospectus.

       7. Without limiting the generality of the foregoing, the Custodian shall have no duty or responsibility;

              (a) to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, Securities or other property hereunder;

              (b) for any act or omission (except as may be otherwise specifically permitted herein), or for the solvency or notice to the Fund of the solvency, of any broker or agent which is selected by the Custodian (in the absence of gross negligence or willful misconduct by the Custodian in such selection) or by the Fund or any other person to effect any transaction hereunder;

              (c) to evaluate, or report to the Fund regarding the financial condition of any party of which the Custodian delivers Securities, Shares, payment or any other property pursuant to this Agreement; or

              (d) for any lose occasioned by delay in the actual receipt of notice by the Custodian of any payment, redemption or other transaction in respect to which the Custodian is authorized to take some action pursuant to this Agreement.

       8. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties with respect to a Series against any money specifically allocated to a Series. Unless and until the Fund instructs the Custodian by a Certificate to apportion any loss, damage, liability or expense among this Series in a specified manner, the Custodian shall also be entitled to charge against any money held by it for the account of any Series on a pro rata basis among such Series (based on such Series' net asset value at the time of the charge to the aggregate net asset value of all Series at that time) the amount of any loss, damage, liability or expense, including counsel fees, for which the Custodian shall be entitled to reimbursement under the provisions of this Agreement.

       9. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Articles IV or V hereof. The Fund agrees to forward to the Custodian a Certificate confirming such Oral Instructions or Written Instructions in such manner so that such a Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions or Written Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the custodian shall in no way affect the validity of the transactions or enforceabilty of the transaction hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions or Written Instructions given to the Custodian hereunder concerning such transactions provided that the Custodian reasonably believes that such instructions were received from an Authorized Person. In the event that a confirming Certificate is not received by the Custodian, the Custodian shall notify the Fund of such fact, no later than ten days after receipt by the Custodian of such unconfirmed Oral Instructions or Written Instructions. Further, the Custodian shall incur no liability of the failure of any confirming certificate or facsimile to conform to such Oral Instructions or Written Instructions or for the Custodian's inability to produce such confirming Certificate or facsimile at any subsequent time.

       10. The books and records pertaining to the Fund which are in the possession of the Custodian shall be made readily available to the Fund as described below. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have reasonable access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative at the Fund's expense.

       11. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own system of internal accounting control as may be available and as the Fund, or its independent accountants, may reasonably request from time to time.

       12. On the date hereof, the Custodian maintains appropriate insurance coverages, for its own protection, in amounts which the Custodian deems appropriate. The Custodian agrees to promptly notify the Fund in the event such insurance ceases for any reason to be maintained.

       13. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibility as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                   ARTICLE IX

                                  TERMINATION

       1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees and expenses for the payment or reimbursement of which it shall then be entitled.

       2. If a successor custodian is not designated by the Fund of the Custodian, in accordance with the preceding paragraph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and monies then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby by relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

       1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Fund under its corporate seal, setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or upon Written Instructions bearing or purporting to bear the signatures (including facsimile signatures) of the present Authorized Persons as set forth in the last delivered Certificate.

       2. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund under its corporate seal, setting forth the names and the signatures of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Certificates bearing or purporting to bear the signatures (including facsimile signatures) of the Officers as set forth in the last delivered Certificate.

       3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its principal office or at such other place as the Custodian may from time to time designate in writing.

       4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its principal office or at such other place as the Fund may from time to time designate in writing.

       5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the some formality as this Agreement and approved by a resolution of the Board of Directors of the Fund.

       6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

       7. This Agreement shall be governed and construed in accordance with the laws of the State of New York. The headings of the provisions or paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

       8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate Officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                        CANADA LIFE OF AMERICA SERIES FUND, INC.

                                        By:
                                            ------------------------------------

Attest:

-------------------------

                                        CHASE MANHATTAN BANK, N.A.

                                        By:
                                            ------------------------------------

Attest:

-------------------------

                                   APPENDIX A

I,                                  ,               , and I,                  ,
                  of CANADA LIFE OF AMERICA SERIES FUND, INC., a Maryland Corporation (the "Fund"), do hereby certify that:

       The following individuals have been duly authorized by the Board of Directors of the Fund in conformity with the Fund's Articles of Incorporation and By-Laws to give Oral Instructions and Written Instructions on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:

Name                                    Signature

------------------------------                     ---------------------------

       IN WITNESS WHEREOF, we have hereunto set our hands and the seal of CANADA
LIFE OF AMERICA SERIES FUND, INC. as of                 ,19  .


                                                   ---------------------------

                                                   ---------------------------

                                   APPENDIX B

I,                             ,                     , and I,                ,
                  of CANADA LIFE OF AMERICA SERIES FUND, INC., a Maryland Corporation (the "FUND"), do hereby certify that:

       The following individuals are duly authorized by the Board of Directors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and serve in the following positions with the Fund and each individual has been duly elected or appointed by the Board of Directors of the Fund to each such position and qualified therefor in conformity with the Fund's Articles of Incorporation and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures:

Name                       Position                   Signature

----------------------     -------------------        -------------------------

       IN WITNESS WHEREOF, we have hereunto set our hands and the seal of CANADA
LIFE OF AMERICA SERIES FUND, INC. as of               , 19   .

                                                      --------------------------

                                                      --------------------------
                                                                       Secretary